EXHIBIT 10.2

LOCK-UP AGREEMENT

June 30, 2009

DORCHESTER MINERALS, L.P.
3838 Oak Lawn Avenue, Suite 300
Dallas, Texas 75219

Re: Dorchester Minerals, L.P.—Restriction on Common Unit Sales

Ladies and Gentlemen:

This letter is delivered to you pursuant to the contribution and exchange agreement (the “Contribution and Exchange Agreement”) to be entered into by and among Dorchester Minerals, L.P., a Delaware limited partnership (the “Partnership”), Tiggator, Inc., a Texas corporation (“Tiggator”), TRB Minerals, LP, a Texas limited partnership (“TRB Minerals”), and West Fork Partners, L.P., a Texas limited partnership (collectively with Tiggator and TRB Minerals, the “Contributors”).  Upon the terms and subject to the conditions of the Contribution and Exchange Agreement, the Contributors desire to contribute all of their interests in certain oil and gas properties and other assets to the Partnership (the “Contribution”), in exchange for 1,600,000 common units of the Partnership (the “Subject Units”).

The undersigned recognizes that the Subject Units are, or may be, subject to certain restrictions on transferability, including those imposed by United States federal securities laws.  Notwithstanding the applicability of these restrictions, the undersigned has agreed to enter into this letter agreement to further assure the Partnership that the Subject Units will not enter the public market until the day after the termination of the Lock-Up Period described below.

Therefore, as an inducement to the Partnership to execute the Contribution and Exchange Agreement, the undersigned hereby acknowledges and agrees that the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of (collectively, a “Disposition”) any Subject Units for a period commencing on the date hereof and ending on the later to occur of (i) the first anniversary of the closing date of the Contribution and Exchange Agreement and (ii) the date of termination of all indemnification obligations arising from or as a result of a Contributor’s breach or alleged breach (as determined in the sole discretion of the Partnership) of a representation, warranty or covenant contained in the Contribution and Exchange Agreement (inclusive of such later date, the “Lock-Up Period”), without the prior written consent of the Partnership (which consent may be withheld or delayed in the Partnership’s sole discretion); provided that if (i) during the period that begins on the date that is fifteen calendar days plus three business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs; or (ii) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the sixteen day period beginning on the last day of the Lock-Up Period, then the restrictions imposed hereby shall continue to apply until the expiration of the date that is fifteen calendar days plus three business days after the date on which the issuance of the earnings release or the material news or material event occurs.

The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging, collar (whether or not for any consideration) or other transaction that is designed to or reasonably expected to lead or result in a Disposition of Subject Units during the Lock-Up Period, even if such Subject Units would be disposed of by someone other than such holder.  Such prohibited hedging or other transactions would include any short sale or any purchase, sale or grant of any right (including any put or call option or reversal or cancellation thereof) with respect to any Subject Units or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Subject Units.

In furtherance of the foregoing, the Partnership and its transfer agent and registrar are hereby authorized (i) to decline to make any transfer of Subject Units if such transfer would constitute a violation or breach of this letter and (ii) to note stop transfer restrictions on the stock register and other records relating to the Subject Units.  This letter shall be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned.

Very truly yours,

TIGGATOR, INC.

By:           /s/ Wallace L. Hall, Jr.
Wallace L. Hall, Jr., Vice President